Exhibit 99.1

Imperial thanks our healthcare heroes with free fuel promotion

•	80,000 Esso and Mobil fuel vouchers offered to frontline healthcare workers

Calgary, Alberta – April 27, 2020 – To salute healthcare heroes across the country, Imperial is providing up to $2 million in free fuel vouchers to frontline nurses, paramedics and doctors as part of its Heroes Campaign launched in response to the COVID-19 pandemic.

Through this promotion, the company is offering 80,000 digital vouchers, each worth $25, to healthcare workers currently providing critical care across Canada. Vouchers can be secured online on a first-come, first-served basis at www.healthcarehero.ca and are redeemable at more than 2,000 Esso- and Mobil-branded stations across Canada through the company’s free Speedpass+TM mobile payment app.

Through this campaign, Imperial encourages healthcare workers and other consumers to download and use the Speedpass+ app, which offers a secure payment option while also reducing contact with the pump. In this challenging time, consumer safety remains our highest priority.

“We owe so much gratitude to those on the front lines who are working long hours helping those in need,” said Brad Corson, chairman, president and chief executive officer of Imperial. “On behalf of Imperial employees across the country, we are privileged to recognize these brave professionals through this unprecedented time. Alongside our peers in Canada’s oil and natural gas industry, know we are here to support you. Canadians will weather this storm together and emerge stronger.”

Imperial’s priority remains the health and safety of its employees, customers and Canadian communities. The company will continue to look for ways to support our fellow neighbours as we manage through this difficult period, including ensuring the reliable supply of fuel to Canadians so that essential services and vital supplies can keep moving across the country.

For more information on the Heroes Campaign promotion, visit the Esso Canada Facebook page [https://www.facebook.com/EssoCanada]. To find an Esso or Mobil station near you, visit our website [https://www.esso.ca/en-ca/find-station] or download the Speedpass+ app at the Apple App Store or Google Play.

Contact:

Media relations

(587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Cautionary statement: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements in this release include, but are not limited to, references to the offer of fuel vouchers and providing continued support including ensuring reliable supply of fuel.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning general market conditions; commodity prices; progression of COVID-19 and its impacts on Imperial’s ability to operate its assets, including the possible shutdown of facilities due to COVID-19 outbreaks; the company’s ability to effectively execute on its business continuity plans; applicable laws and government policies and actions, including restrictions in response to COVID-19; and capital and environmental expenditures could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and resulting price, differential and margin impacts; general economic conditions; transportation for accessing markets; political or regulatory events, including changes in law or government policy such as actions in response to COVID-19; availability and performance of third party service providers; unanticipated technical or operational difficulties; management effectiveness and disaster response preparedness, including business continuity plans in response to COVID-19; operational hazards and risks; cybersecurity incidents; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.